Exhibit 99.1




                                 NOTE PURCHASE,
                     PAYING AND CONVERSION AGENCY AGREEMENT






                                  BIGMAR, INC.
                             JOHNSTOWN, OHIO, U.S.A.


                                CHF 3'000'000.--
                4% Convertible Notes of 1999 due October 29, 2003



                                October 26, 1999


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                                TABLE OF CONTENTS

                                                                            Page

DEFINITIONS

I.         SUBJECT.............................................................2
II.        ANNEXES.............................................................3
III.       SALES RESTRICTIONS..................................................3
IV.        COMMISSION AND EXPENSES.............................................8
V.         WARRANTIES..........................................................9
VI.        PAYMENT TO THE COMPANY.............................................11
VII.       CONDITIONS TO THE OBLIGATIONS OF BANCA DEL GOTTARDO................12
VIII.      INFORMATION MEMORANDUM.............................................13
IX.        PRINTING OF THE NOTES..............................................13
X.         SERVICING OF THE NOTES.............................................14
XI.        CANCELLATION OF NOTES AND COUPONS..................................16
XII.       COVENANTS..........................................................16
XIII.      RIGHT OF TERMINATION...............................................18
XIV.       COMMUNICATION......................................................19
XV.        .AND JURISDICTION..................................................19
XVI.       EFFECTIVENESS......................................................20
XVII.      CURRENCY INDEMNITY.................................................20
XVIII.     ENTIRE AGREEMENT...................................................21
XIX.       AMENDMENT, CANCELLATION AND WAIVER.................................21

Annex A: Terms of the Notes
Annex B: Form of Definitive Note (face)
Annex C: Form of Interest Coupons
Annex D: Form of Permanent Global Note
Annex E: Conversion Agency Agreement Exhibit 1 to Annex E: Conversion Provisions Annex F: Form of Certificate of No Material Adverse Change
Annex G: Specimen signature form
Annex H: Certificate of completion of distribution
Annex I: Certificate  of  nonavailability  to United  States  persons or persons within the United States
Annex K: Certification of non-U.S. Beneficial Ownership and Filing Requirements Annex L: Certification of non-U.S. Beneficial Ownership and Filing Requirements


                                      - i -


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              NOTE PURCHASE, PAYING AND CONVERSION AGENCY AGREEMENT

                  entered into effective as of October 26, 1999

                                     between

BIGMAR, INC.

being a corporation existing under the laws of the State of Delaware, whose head office is situated at 9711 Sportsman Club Road, Johnstown, Ohio 43031, U.S.A.,

(hereinafter called the "Company")

                                                                 on the one part

                                       and

BANCA DEL GOTTARDO

being a corporation duly organized with limited liability and existing under the laws of Switzerland, whose registered office is situated at Viale Stefano Franscini 8, 6901 Lugano, Switzerland,

                                                               on the other part

                                Some Definitions

The Company's 4% Convertible Notes of 1999 due October 29, 2003, are referred to herein as the "Notes".

Until the Notes have been printed in definitive  form,  if printed,  pursuant to
Article IX hereof, the expression "Notes" herein shall include entitlements under the Permanent Global Note, and the expressions "Noteholder(s)" and "Couponholder(s)", mutatis mutandis, shall mean and include persons and entities entitled to the benefits under the Permanent Global Note. Each Noteholder possesses a co-ownership in the Permanent Global Note in relation to the principal amount of Notes of which he is an owner. "Permanent Global Note" means a global note for the total principal amount of Swiss Francs ("CHF") 3'000'000.-- issued in bearer form and representing 60 single Notes each in the amount of CHF 50'000.-- and representing the aforementioned total principal


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amount.  The Permanent  Global Note will be destroyed by Banca del Gottardo when the Notes are printed, if printed. Banca del Gottardo shall promptly after destruction provide to the Company a written certificate that the Permanent Global Note has been destroyed.

I.   SUBJECT

     Subject to the terms and conditions hereof

     - the Company, pursuant to authorization by its Board of Directors, agrees to issue and sell to Banca del Gottardo CHF 3'000'000.-- Notes at a price of 100(degree)%0 of their principal amount and

     -    Banca del Gottardo agrees not later than October 29, 1999

          (1)  to  purchase   (i.e.   underwrite)   on  a  firm  basis  for  CHF
               -----------------------------------------------------------------
               3'000'000.--  Notes at a price of 100% of their principal amount,
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               and
               ---

          (2)  to offer the Notes in a placement  exclusively to its clients and
               -----------------------------------------------------------------
               other  financial  institutions  at  a  price  of  100%  of  their
               -----------------------------------------------------------------
               principal amount,
               ----------------

           with a total principal amount of         CHF 3'000'000.--
                                                           (Swiss Francs three
                                                           million)

           maturing on                              October 29, 2003

           bearing interest at the rate of          4 % per annum, payable semi-
                                                    annually in arrear each on
                                                    October 29 and April 29,
                                                    commencing April 29, 2000
                                                    until maturity

     The aggregate amount for which Notes are sold are hereinafter referred to as the "Proceeds".

     The net Proceeds of the Notes will be utilized by the Company for the financing of working capital and general corporate purposes.

     Banca del Gottardo shall not have any responsibility for or be obliged to concern itself with the application of the net Proceeds of the Notes.

II.  ANNEXES

     The  contents of each of the Annexes attached hereto, i.e.

     Annex A: Terms of the Notes
     Annex B: Form of Definitive Note (face)
     Annex C: Form of Interest Coupons
     Annex D: Form of Permanent Global Note
     Annex E: Conversion  Agency  Agreement  Exhibit  1 to Annex  E:  Conversion
              Provisions
     Annex F: Form of Certificate of No Material Adverse Change
     Annex G: Specimen signature form
     Annex H: Certificate of completion of distribution
     Annex I: Certificate of nonavailability to United States persons or persons within the United States
     Annex K  Certification   of  non-U.S.   Beneficial   Ownership  and  Filing
              Requirements
     Annex L  Certification   of  non-U.S.   Beneficial   Ownership  and  Filing
              Requirements

shall constitute an integral part of this Agreement.

III. SALES RESTRICTIONS

     (a) The Notes to be issued pursuant to this Agreement have not been registered under the United States Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold or delivered, directly or indirectly, in the United States or to, or for the account of, any U.S. person except in transactions exempt from the registration requirements of the Securities Act.

     (b) As to the Company, the Notes are intended to be obligations that are not required to be in registered form for purposes of United States federal tax laws and the principal (to the extent characterized as original issue discount) and interest payable on the Notes are intended to be "portfolio interest" under Sections 871(h) and 881(c) of the United States Internal Revenue Code of 1986 as amended (the "Code"). Accordingly, the Notes may not, as part of any part of the initial distribution, be offered for sale or resale, sold or delivered, directly or indirectly, to a person in the United States or to a United States person. Banca del Gottardo (i) agrees and represents that no Notes will be offered, sold or delivered to or on behalf of a person within the United States or to a United States person, (ii) represents and agrees that (a) during the period beginning on the earlier of the first date that the Notes are offered

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          or the date on which the Notes are  issued  and ending on the date one
          (1) year after the later of the date upon which the Notes were first offered or the date of closing of this offering (the "Restricted Period"), it will not offer or sell, Notes to a person who is within the United States or to a United States person, (b) it has not delivered and will not deliver within the United States the Permanent Global Note, the Notes or any definitive Notes or coupons, if printed, that are sold during the Restricted Period, (c) it has and throughout the Restricted Period will have in effect: procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that such Notes may not be offered or sold during the Restricted Period to a person who is within the United States or to a United States person and (d) it has not entered and will not enter into any contractual arrangement with respect to the distribution and delivery of the Notes, except with its affiliates or with the prior written consent of the Company, (iii) represents and agrees with respect to each affiliate that acquires from it Notes for the purpose of offering or selling such Notes during the Restricted Period, repeating and confirming the representations and agreements
          contained  in  clauses  (ii)(a),   (b),  (c)  and  (d)  on  each  such
          affiliate's behalf, (iv) represents and agrees that it will not sell or deliver Notes to a holder which is (a) immediately after the sale or delivery, a "10-percent. shareholder" of the Company within the meaning of Section 871(h)(3) of the Code, (b) a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, (c) a controlled foreign corporation which is related to the Company under section 864(d)(4) of the Code, or (d) within a foreign country which the United States. Secretary of the Treasury has determined under section 871(h)(6) of the Code that the exchange of information with the foreign country is inadequate to prevent evasion of United States tax by United States persons, (v) represents and agrees that (a) on or before the delivery of the Permanent Global Note by the Company, Banca del Gottardo will deliver to the Company the certificate in the form attached hereto as Annex I, and (b) Banca del Gottardo will deliver to the Company the certificate in the form attached hereto as Annex H within ten business days of the commencement of the Restricted Period and, (vi) represents
          and   agrees   that  the  sale  of  the  Notes   shall  be  made  upon
          certification,  in the form  attached  hereto  as  Annex  K,  that the

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          beneficial  owners of the Notes  either (i) will not be United  States persons or U.S. persons or (ii) are financial institutions (within the
          meaning    of    United    States    Treasury    Regulation    Section
          1.165.12(c)(1)(v)) located outside the United States that are not United States persons and are purchasing such Notes for resale during the Restricted Period and certify they are not acquiring the Notes for purposes of resale directly to a United States person or to a person within the United States. Any certificates provided by a clearing organization must be based on statements provided to it by its members. Banca del Gottardo agrees to furnish to the Company a properly completed certificate with respect to each Note, in the form
          attached   hereto   as  Annex  K  (and,   in  the  case  of   clearing
          organizations,   require   statements   of  members  of  the  clearing
          organization.), on the earlier of the date of the first actual payment of interest on the Note or the date of delivery of any instrument or
          document   transferring  an  interest  in  or  entitlement  under  the
          Permanent Global Note. For purposes of this Agreement, whether an offer, sale or delivery is made to a person within the United States or to a United States person will be determined under the rules set out in the Code, and United States Treasury Regulation Section
          1.163-5(c)(2)(i)(D). Banca del Gottardo agrees that it will comply fully with the selling restrictions set out in this Sub-Section (b) and, in particular, Banca del Gottardo hereby covenants and agrees to the effect set out in clauses (ii) and (iii) of the second preceding sentence.

     (c) The Notes will be represented by a permanent Global Convertible Note (the "Permanent Global Note"), without interest coupons, the Permanent Global Note to be deposited by the Company with Banca del Gottardo, on the Payment Date. The Permanent Global Note may be exchanged, as a whole or in part, for appropriate definitive Notes, if printed, in bearer form in the denominations of CHF 50'000.-- with interest coupons (the "Coupons") attached, in bearer form not earlier than 1 year after the later of the date on which the Notes are first offered or the Payment Date, before which time no Notes represented by the Permanent Global Note or interest therein may be offered, sold or transferred into the United States or to a U.S. person. Such exchange shall be made upon certification, in the form attached hereto as Annex

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          L, that the  beneficial  owners of the Notes either (i) are not United
          States persons or U.S. persons or (ii) are financial institutions (within the meaning of United States Treasury Regulation Section 1.165-12(c)(1)(v)) located outside the United States that are not United States persons and have purchased such Notes for resale during the Restricted Period and certify they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States. Any certificates provided by a clearing organization must be based on statements provided to it by its members. Banca del Gottardo agrees to furnish to the Company a properly completed certificate with respect to each Note, in the form
          attached   hereto   as  Annex  L  (and,   in  the  case  of   clearing
          organizations,   required   statements  of  members  of  the  clearing
          organization), on the earlier of the date of the first actual payment of interest on the Note or the date of delivery by the Company of the
          Note in definitive form.

     (d) In this Agreement, references to "dollars" and "USD" are to United States dollars, the term "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction, and the term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, "U.S. person" shall have the meaning set forth in Sections 230.901 through 904 of Title 17 of the United States Code of Federal Regulations ("Regulation S.').

     (e) The following legends will appear on the Permanent Global Note and all Notes and Coupons, if printed, issued pursuant to the Offer: (i) "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 1650) and 1287(a) of the Internal Revenue Code", and (ii) "This Note has not been and will not be registered under the United Stated Securities Act of 1933, as amended (the "Securities Act"), and may not be offered, sold or delivered, directly or indirectly, in the United States or to, or for the benefit of, any U.S. person (as such terms are defined in Regulation S under the Securities Act) unless this Note is registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available." The sections referred to in the legend provide that, with certain exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange or redemption of such Notes or Coupons.

     (f) The Company represents, warrants and covenants that the Notes have not been and shall not be offered or sold except in accordance with Rule 903 of Regulation S promulgated under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act. Each of the Company and Banca del Gottardo represents, warrants and covenants that (i) none of it, its affiliates or any person acting on its behalf has engaged or will engage in any directed selling efforts (as defined in Rule 902 of Regulation S promulgated under the Securities Act) in the United States and it has complied and will comply with the offering restrictions of Regulation S under the Securities Act in connection with the offer of the Notes, (ii) none of it, its affiliates or any person acting on its behalf has utilized or will utilize any form of general solicitation or general advertising (as such terms are used in Regulation D promulgated under the Securities Act) in connection with the offer of the Notes in the United States, (iii) none of it, its affiliates or any person acting on its behalf has made or will make an offer of the Notes in circumstances that would require the registration of the Notes under the Securities Act and (iv) requests to purchase Notes shall be accepted only from persons who are not within the United States.

     (g) Banca del Gottardo has been advised by the Company and acknowledges and confirms that it is aware (a) that a violation or breach of any of the terms and conditions of Article III of this Agreement could directly cause the Company to become subject to damages and liabilities (including, but not limited to, excise taxes, a loss of the interest deduction and assumption of withholding taxes) under various United States securities and tax laws, and (b) that, as a consequence, Banca del Gottardo shall defend, indemnify and save harmless the Company, its officers, directors, agents and employees from any and all third party claims, demands, suits or proceedings (including reasonable legal fees and expenses) arising out of any breach or alleged breach of any of the terms or conditions of Article III of this Agreement, except to the extent the claim, demand, suit or proceeding arises out of the negligence or willful misconduct of the Company. In seeking indemnification, the Company shall give prompt notice of the claim, demand, suit or proceeding to Banca del Gottardo, cooperate with Banca del Gottardo, and allow Banca del Gottardo to control the defense.

IV.  COMMISSION AND EXPENSES

     (a) The Company will pay on October 29, 1999 Lugano time (the "Closing Date") to Banca del Gottardo

          (1)  a managing and  underwriting  commission of 596 calculated on the
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               principal amount of the Notes
               -----------------------------

          (2)  out of pocket expenses of CHF 10'000.--
               ---------------------------------------

The payment by the Company of (1) and (2) above will be made by deduction from the payment by Banca del Gottardo to the Company of the Proceeds, resulting in the Net Proceeds as per Article VI.

     (b)  The Company shall further bear when ascertainable and due

          - all present or future taxes, duties or other- charges levied by or within the United States of America in connection with the execution and delivery of this Agreement, the Permanent Global Note (excluding tax on interest or principal on the Notes which is addressed in Annex A); and

          - the commissions and expenses for the servicing and the conversion of the Notes as per Article X;

     (c) The Company will reimburse Banca del Gottardo on first demand for all reasonable bank charges, reasonable legal fees and other reasonable costs and expenses incurred or to be incurred by Banca del Gottardo in case of or in connection with reorganization, merger, restructuring or default, actual or threatened, of the Company as well as in connection with the convening of a Noteholders' meeting and the preservation and enforcement of any of the rights under this Agreement, the Permanent Global Note or the Notes.

     (d)  Banca del Gottardo shall bear

          - all costs and expenses in connection with the initial offering and placement of the Notes incurred by it.

     Banca del Gottardo shall further bear

          - the cost for the printing and delivery to the holders of the definitive Notes, if printed, incurred by Banca del Gottardo on behalf of the Company.

          -    all  costs  incurred  by  it in  connection  with  the  offering,
               including  the  printing  in  Switzerland   of  the   Information
               Memorandum relating to the Notes.

V.   WARRANTIES

     (a) The Company warrants to and for the benefit of Banca del Gottardo that:

          (1) Status: it is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware capable of suing and being sued and has the power and authority to own its assets and to conduct the business which it presently conducts;

          (2) Powers: it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement;

          (3) Authorization and Consents: except as to the registration requirements provided for herein, all actions, conditions and things required by the laws of the State of Delaware and the United States of America have been taken, fulfilled and done (including the obtaining of any necessary consents) in order

               (a)  to enable it lawfully to enter into, exercise its rights and
                    perform   and  comply  with  its   obligations   under  this
                    Agreement; and

               (b)  to ensure that those  obligations  are  legally  binding and enforceable in accordance with their terms subject to general equity principles, to applicable bankruptcy, insolvency, conservatorship, reorganization and other similar debtor relief laws, and to other laws establishing liens and priorities or otherwise relating to or affecting creditors-rights;

          (4) Non-Violation of Laws, etc: its entry into, and exercise of its rights and/or performance of or compliance with its obligations under this Agreement, the terms of the Permanent Global Note and the Notes do not and will not violate in any material way

               (a)  any law to which it is subject; or

               (b)  its Certificate of Incorporation; or

               (c) except for matters for which the Company has received a waiver, any agreement to which it is a party or which is binding on it or its assets, and does not and will not result in the existence of, or obligate it to increase, any security interest in those assets, except to the extent that such violations in the aggregate would not have a material adverse effect on the financial conditions of the Company;

          (5) Obligations Binding: its obligations under this Agreement, the Permanent Global Note and the Notes when duly executed are valid, binding and enforceable in accordance with their terms subject to general equity principles, to applicable bankruptcy, insolvency, conservatorship, reorganization and other similar debtor relief laws, and to other laws establishing liens and priorities or otherwise relating to or affecting creditors' rights;

          (6) Information Memorandum: the information pertaining to the Company and its subsidiaries which is contained in the Information Memorandum (defined in Article VIII) is accurate in all material respects and there are no other facts the omission of which makes any statement therein materially misleading;

          (7)  Accounts:   the  audited  and  unaudited  consolidated  financial
               statements included as contained in the Information Memorandum present fairly the results and financial condition of the Company as a whole for the periods and as of the dates thereof, and are in accordance with generally accepted accounting principles in the United States of America;

          (8) No Material Adverse Change: save as disclosed in the Information Memorandum and the Company's filings with the Securities and Exchange Commission in the U.S., there has been no material adverse change in the consolidated financial condition of the Company since June 30, 1999;

          (9) Litigation: except as disclosed in the Information Memorandum, no litigation, arbitration or administrative proceedings or judgment or award is current or, so far as the Company is aware, threatened or pending

               (a) to restrain the entry into, exercise of its rights under and/or performance or enforcement of or compliance with its obligations under this Agreement; or

               (b) which either individually or collectively are material in the context of the issue and sale of the Notes or the making and performance of this Agreement;

          (10) No Breach or Default: neither failure by the Company to comply with Article III nor any event described in Sections 8, 9 or 10 of the Terms of the Notes has occurred and is continuing. The Company is not in breach or in default under any agreement to an extent or in a manner which has had or could have a material adverse effect on the financial condition of the Company and its consolidated affiliates taken as a whole.

     (b) Since the commitment of Banca del Gottardo to purchase the Notes is made on the basis of the aforesaid representations and warranties, the Company hereby undertakes with Banca del Gottardo that it will hold Banca del Gottardo harmless against all losses, liabilities, costs, charges and expenses which it may incur as a noteholder as a result of or in relation to any material misrepresentation or any material breach of said representations and warranties by the Company, and as long as any of the Notes are outstanding Banca del Gottardo shall be given prompt notice by the Company of any claim, action or proceeding which might in the Company's good faith judgment give rise to an obligation under this clause (B) of Article V. This indemnification by the Company shall be in addition to any other remedy available to Banca del Gottardo under applicable law.

VI.  PAYMENT TO THE COMPANY

     On the Closing Date, Banca del Gottardo will pay to the Company the net proceeds (the "Net Proceeds") of the offering against the Permanent Global Note being delivered to Banca del Gottardo pursuant to Article VII.

VII. CONDITIONS TO THE OBLIGATIONS OF BANCA DEL GOTTARDO

     Banca del Gottardo shall have received from the Company at the latest on October 28, 1999 the following documents:

          (1) a copy of the Certificate of Incorporation, together with all amendments thereto, of the Company certified by the Secretary or the Assistant Secretary of the Company and a copy of a. Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, each dated as of a recent date;

          (2) a certified copy of a resolution or resolutions duly adopted by the Board of Directors of the Company signed by a duly authorized officer of the Company, conferring the necessary authority upon the person(s) signing this Agreement, the Information Memorandum, the Permanent Global Note, the Notes and any related documents; and a certificate of the Secretary, or Assistant Secretary of the Company as to the incumbency and signatures of the officer(s) of the Company signing the documents provided for in this clause (2) on behalf of the Company and the approval of this Agreement and the Information Memorandum;

          (3) Permanent Global Note (in the form of Annex D, without interest coupons and without reproduction of the Terms of the Notes) duly issued and signed by an authorized officer of the Company to be held in escrow by Banca del Gottardo pending payment of the Net Proceeds pursuant to Article VI;

          (4) an executed copy of the Conversion Agency Agreement as set forth in Annex E hereto;

          (5)  specimen signatures for the printing of the Notes;

          (6) Certificate of No Material Adverse Change dated as of the Closing Date and signed by an authorized officer of the Company, substantially in the form of Annex F hereto;

          (7) a legal opinion of Bricker & Eckler LLP, external U.S. counsel to the Company on the laws of the United States of America, dated as of the Closing Date;

          (8) an opinion of the Company's Tax Counsel with respect to the status of the Notes in respect of United States taxes, dated as of the Closing Date;

          (9) a certificate of two officers of the Company approving the terms of the Notes and the issue and sale thereof by the Company;

          (10) 1 copy of the Information Memorandum duly signed by an authorized officer of the Company; and

     Each of documents 5, 6, 7, 8, 9 and 10 shall be substantially as agreed by the Company and Banca del Gottardo prior to the Closing Date.

VIII. INFORMATION MEMORANDUM

     The Company will supply Banca del Gottardo on behalf of the holders of the Notes in due time with information and documentation for the preparation by Banca del Gottardo of the Information Memorandum (the "Information Memorandum") relating to the Issue, in compliance with Swiss law.

     The Information Memorandum shall be reviewed by the Company and Banca del Gottardo.

IX.  PRINTING OF THE NOTES

     The Notes and Coupons and all rights and obligations in connection therewith are documented solely in form of a Permanent Global Note as per Annex D hereto. Each Noteholder of a Note or Coupon therefore retains a co-ownership in the Permanent Global Note to the extent of his claim against the Company. Content and form of the Permanent Global Note must be in accordance with the regulations of SIS SEGAINTERSETTLE AG (the "SEGA"). Except as provided in item c) below, no printing and delivery of definitive Notes or Coupons will occur.

     (a) Publicity: All documents and publications established in connection with the issue of the Notes (i.e. the Information Memorandum, advertisements, if any, as well as possible additional publications) must explicitly and prominently state that the Notes are represented by way of a Permanent Global Note and that investors are not entitled to receive definitive Notes or Coupons,

     (b) Custodianship: Banca del Gottardo undertakes to hold in custody the Permanent Global Note, which it has received duly signed in accordance with Article VII item 3) above, after payment of the Net Proceeds to the Company. The Permanent Global Note remains in safekeeping with Banca del Gottardo during the entire duration of the issue and until the complete redemption of the Notes.

     (c) Arrangements for printing of the definitive Notes and Coupons: The Company irrevocably authorizes Banca del Gottardo to arrange for the printing of the definitive Notes with Coupons attached, in the name of and at the expense of the Company, should Banca del Gottardo deem such printing to be necessary or useful, or if the presentation of definitive Notes and Coupons is required by Swiss or foreign laws and regulations in connection with the enforcement of rights (e.g. in cases of bankruptcy, consolidation or reorganization of the Issuer). In such case, the Notes and Coupons will be substantially in the form of Annex 13 and C. The Company irrevocably authorizes Banca del Gottardo to reproduce on the definitive Notes the signatures deposited with Banca del Gottardo in accordance with Article VII item 5) above.

     Should the definitive Notes and Coupons be printed, Banca del Gottardo will then exchange the Permanent Global Note against the definitive Notes and Coupons and thereupon cancel and return the Permanent Global Note to the Company.

     Notes and/or Coupons which are mutilated, lost or destroyed may be replaced by Banca del Gottardo in accordance with the respective provisions of the Terms of the Notes.

X.   SERVICING OF THE NOTES

          (1)  Transfer of funds

     The Company will effect transfer of the funds in freely disposable Swiss Francs required to make any payment of principal or interest on the Notes, including the commissions referred to in paragraph (2) hereafter, to Banca del Gottardo, Lugano, as Paying Agent, for value the respective due date provided that, if such due date does not fall on a Business Day, the Company shall be obliged to effect transfer of such payments for value the Business Day immediately preceding such due date. Any transfer risk shall be borne by the Company.

     "Business Day" means a day on which commercial banks are open for domestic business and foreign exchange (including dealings in Swiss Francs) in Lugano and New York.

     Banca del Gottardo will supply the Company, by facsimile or otherwise in writing received by the Company not less than five Business Days prior to each due date for any payment under the Notes, with any necessary information including reference numbers and the name of a contact person for the receipt of funds. Further information regarding the transfer may be obtained by Banca del Gottardo from the Company at the address set out in
     Article XlV below.

     Banca del Gottardo shall credit the funds received to separate non-interest bearing accounts with Banca del Gottardo for each Coupon due date and/or redemption date. The receipt by Banca del Gottardo of the due and punctual payment of the funds in Lugano shall release the Company of its obligations under the Permanent Global Note or under the Notes for the interest and principal, to the extent of such payment.

     Any funds held by Banca del Gottardo which will not be used as a consequence of Coupons and Notes not having been collected within the relevant period described by the Statute of Limitations (as referred to in Section 11 of the Terms of the Notes), shall be held by Banca del Gottardo at the disposal of the Company. Banca del Gottardo shall promptly after the expiry of the relevant period inform the Company about the respective amount.

     The risk of any exchange loss on the transfer of funds so held by Banca del Gottardo from Banca del Gottardo to the Company shall be borne by the Company, provided the transfer is made by order of, or with the consent of, the Company.

          (2)  Commissions and Expenses

     The Company will pay to Banca del Gottardo for the servicing of the Notes a commission of

          -    0.25% on the face amount of Coupons to be paid and
          -    0.125% on the principal amount of Notes redeemed.

          (3)  Modalities

     Any transfer by the Company as per (1) and (2) above, shall be made in Swiss Francs freely disposable, without any restrictions, and whatever the circumstances may be, irrespective of the nationality or domicile of the holder of Notes and/or Coupons, and without requiring any affidavit, or the fulfillment of any other formality.

          (4) Paying Agency

     The Company hereby appoints Banca del Gottardo as sole Paying Agent (the "Paying Agent") and Banca del Gottardo agrees to pay to the Noteholders all amounts to become due under the Notes.

     The Company undertakes, in connection with the Issue, not to appoint any institutions as paying agent without the consent of Banca del Gottardo, which consent shall not be unreasonably withheld and not to pay to other banks any commission or remuneration for the payment of interest or principal on the Notes.

XI.  CANCELLATION OF NOTES AND COUPONS

     The Company requests and authorizes Banca del Gottardo and Banca del Gottardo undertakes to cancel and destroy all Coupons (if printed) paid and Notes (if printed) redeemed, converted or replaced, after the period prescribed by law, and to certify to the Company in writing the serial numbers o(pound) Notes destroyed, the dates when such destruction took place and the names of the persons witnessing such destruction.

     Banca del Gottardo reserves the right to record cashed Coupons as well as redeemed, repaid, converted or replaced Notes on video tape or other data carriers and to store them in this way instead of keeping them physically during the period prescribed by law and to destroy them subsequently. This reproduction of Coupons and/or Notes will remain in safekeeping at Banca del Gottardo during the statutory limitation.

XII. COVENANTS

     As long as any of the Notes remain outstanding, the Company undertakes:

          (1)  To send to Banca del Gottardo
               -----------------------------

               (a) Annual Reports, on Form 10-K, as filed with the United States Securities and Exchange Commission (the "SEC"), which report shall include or be accompanied by a copy of the report of the Company's independent auditor', and

               (b) such regular and periodic reports on Form 10-Q and Form 8-K (deemed material) as the Company files with the SEC.

     Banca del Gottardo is authorized to hold these documents at the disposal of the Noteholders and/or holders of Coupons for inspection.

          (2)  To provide  Banca.  del Gottardo  forthwith  upon becoming  aware
               -----------------------------------------------------------------
               thereof with
               ------------

               - any change of its Certificate of Incorporation or By-laws, and without waiting for Banca del Gottardo to take any of the actions mentioned in Section 8, 9 or 10 of the Terms of the Notes, with

               - a notice in writing of any event provided for in Section 8, 9 or 10 of the Terms of the Notes.

          (3)  To  hold  meetings  of the  Board  of  Directors  on at  least  a
               -----------------------------------------------------------------
               quarterly basis, i.e. at least one meeting each quarter.
               -------------------------------------------------------

          (4)  To provide Banca del Gottardo with quarterly financial statements
               -----------------------------------------------------------------
               of the  Company  by no  later  than  the  45th  day of the  month
               -----------------------------------------------------------------
               following the quarter covered by such statements. Such statements
               -----------------------------------------------------------------
               shall  provide  Banca del  Gottardo  with a summary of all of the
               -----------------------------------------------------------------
               Company's  operations,  in addition to a brief summary of how the
               -----------------------------------------------------------------
               Net Proceeds of this issue have been used by Company.
               ----------------------------------------------------

          (5)  To appoint two members, as reasonable  acceptable to the Company,
               -----------------------------------------------------------------
               of its Board of  Directors  upon  request of Banca del  Gottardo,
               -----------------------------------------------------------------
               unless Banca del Gottardo has  exercised  any similar right under
               -----------------------------------------------------------------
               any other  agreement,  and  thereafter to nominate such appointee
               -----------------------------------------------------------------
               for  election  by the  Company's  stockholders  and use its  best
               -----------------------------------------------------------------
               efforts to assure their election until any Note or Notes shall be
               -----------------------------------------------------------------
               redeemed by the Company.
               -----------------------

          (6) (a) So long as any Notes are outstanding, to keep available authorized shares of Common Stock sufficient to permit all Notes outstanding and unconverted to be converted in accordance with the Provisions (Exhibit 1 to Annex E of the Agreement);

               (b) to assure that all shares of Common Stock delivered upon conversion of Notes will be validly issued, fully-paid and non-assessable;

               (c) to file, on or before March 1, 2000, if required, any registration under the United States securities laws that may be required before the Shares can be delivered upon conversion of the Notes and freely marketed in the United States.

XIII. RIGHT OF TERMINATION

     Notwithstanding anything contained in this Agreement, Banca del Gottardo may by notice, setting forth in detail the basis for Banca del Gottardo's reasonable opinion giving rise to such notice, to the Company terminate this Agreement at any time before the time on the Closing Date when payment would otherwise be due under this Agreement to the Company in respect of the Notes if:

          (1) in the reasonable opinion of Banca del Gottardo, circumstances shall be such as:

               (a) to prevent or to a material extent restrict payment for the Notes in the manner contemplated in this Agreement; or

               (b) to a material extent prevent or restrict settlement of transactions in the Notes in the market or otherwise; or

          (2) in the reasonable opinion of Banca del Gottardo, there shall have been:

               (a) any change in national or international political, legal, tax or regulatory conditions; or

               (b) any calamity or emergency which has in the view of Banca del Gottardo caused a substantial deterioration in the price and/or value of the Notes.

     Any such termination of this Agreement shall be without liability on the part of Banca del Gottardo or on the part of the Company.

     Upon any such termination of this Agreement pursuant to Article XIII(1), the parties hereto shall (except for the liability of the Company in relation to expenses as provided in Article IV(a)(2) hereof and except for any liability arising before or in relation to such termination) be released and discharged from their respective obligations under this Agreement.

XIV. COMMUNICATION

     All communications among Banca del Gottardo and the Company regarding this Agreement shall be made in the English language, by telex or facsimile, followed by registered letter, and shall be transmitted

     by the Company to:                          by Banca del Gottardo to:
     ------------------                          -------------------------

     Banca del Gottardo                          Bigmar, Inc.
     Viale Stefano Franscini 8                   9711 Sportsman Club Road
     6901 Lugano, Switzerland                    Johnstown, Ohio 43031, U.S.A.

     Attn:  Capital Market Department            Attn:  Chief Financial Officer
     Telex No.:  841 052                         Facsimile:  001-614-966-5801
     Facsimile:  0114191 808 18 43
                                                 with copies to:
                                                 ---------------
                                                 Bricker & Eckler LLP
                                                 100 S. Third St.
                                                 Columbus, OH 43215

                                                 Facsimile:  001-614-227-2390


XV.  APPLICABLE LAW ..AND JURISDICTION

     The Terms of this Agreement shall be governed by Swiss law, save and except that paragraph 8 of the Terms of the Notes shall be governed by the laws of the State of New York.

     Any dispute which might arise between Banca del Gottardo on the one hand and the Company on the other hand regarding this Agreement shall fall within the jurisdiction of the ordinary Courts of Justice of the Canton of Ticino, the place of jurisdiction being Lugano, with the right of appeal to the Swiss Federal Court of Justice in Lausanne where the law permits.

     Solely for purposes of the preceding paragraph and for the purpose of execution of a judgment in Switzerland, the Company elects legal and special domicile at Banca del Gottardo's office in Lugano, and Banca del

     Gottardo shall send to the Company as soon as possible any documents received by it in this connection.

     Banca del Gottardo shall also be at liberty to enforce its rights and to take legal action before the competent courts of the United States of America, in which case Swiss law, save and except that paragraph 8 of the Terms of the Notes shall be governed by the laws of the State of New York, shall be applicable with respect to the construction and interpretation of this Agreement.

XVI. EFFECTIVENESS

     The effectiveness of this Agreement is subject to:

     (a)  the receipt by Banca del  Gottardo of all  documents  as  requested in
          Article VII of this Agreement, in a form reasonably acceptable to Banca del Gottardo,

     (b)  no exercise of the Right of Termination as per Article XIII.

XVII. CURRENCY INDEMNITY

     If any sum due from the Company in favour of the Paying Agent has to be converted from Swiss Francs (the "first currency") into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the Company, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, the Company shall indemnify and hold harmless Banca del Gottardo from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which Banca del Gottardo may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to them in the second currency in satisfaction in whole or in part of any such order, judgment, claim or proof.

     This indemnity shall constitute a separate and independent obligation from the other obligations contained herein, shall give rise to a separate and independent cause of action and shall apply, irrespective of any waiver granted by Banca del Gottardo from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due hereunder or under any such judgment or order. Any such loss or damage aforesaid shall be deemed to constitute a loss suffered by Banca del Gottardo and no further proof or evidence of any actual loss shall be required by the Company.

XVIII. ENTIRE AGREEMENT

     This Agreement together with the Annexes hereto and other agreements and documents delivered pursuant hereto set forth the entire agreement and understanding of the parties in respect of the subject matter hereof and thereof and supersede all prior or contemporaneous agreements, arrangements and understandings relating to the subject matter hereof and thereof.

XIX. AMENDMENT, CANCELLATION AND WAIVER

     This Agreement and the Annexes hereto may be amended, modified, superseded or cancelled, and any of the terms hereof or thereof may be waived, only by a written instrument executed by the Company and Banca del Gottardo hereto or thereto, as the case may be, or, in the case of a waiver, by the party or parties waiving compliance. The failure of any party at any time or times to require performance of any provision hereof or of any Annex hereto shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement or in any Annex hereto, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement or of the Annexes hereto.

     THUS DONE AND SIGNED in 2 originals, of which one is for the Company, in Lugano effective as of October 26, 1999 BIGMAR, INC.


                               By:  /s/ John Tramontana
                                    --------------------------


                               BANCA DEL GOTTARDO


                               By:  /s/ Fabio Testori      /s/ Claudio Pisoni
                                    --------------------------------------------

                                                                         ANNEX A

                 TERMS OF THE "CONVERTIBLE NOTES" OF THE COMPANY

          (1)  Form and Denomination

               The Notes are issuable in bearer form in the denominations of CHF 50'000.-- nominal amount each, with interest coupons (the "Coupons") attached. The Notes will be represented solely by a permanent Global Note (the "Permanent Global Note"), without interest coupons, to be deposited `by the Company with Banca del Gottardo on the Payment Date. Each holder of a Note or Coupon, retains a co-ownership in the Permanent Global Note to the extent of his claim against: the Company. Except as provided below, no printing of Notes and Coupons will occur. :Holders of Notes and Coupons, therefore, do not have the right to request the printing and delivery of individual Notes and Coupons. The Notes are issued in the initial aggregate principal amount of three million Swiss Francs (CHF 3'000'000.--).

               The Permanent Global Note will remain in safekeeping with Banca del Gottardo during the entire duration of the issue and until the complete redemption of the Notes.

               Should the definitive Notes and Coupons be printed, the Notes shall be evidenced by bearer Notes with Coupons attached in the denomination of CHF 50'000.-- nominal and multiples thereof.

               Should Banca del Gottardo deem the printing of the Notes with Coupons attached to be necessary or useful, or if the presentation of definitive Notes and Coupons is required by Swiss or foreign laws in connection with the enforcement of rights (e.g. in cases of bankruptcy, consolidation or reorganization of the Company), Banca del Gottardo will provide for such printing without cost for the holders of the Notes and Coupons. Should the definitive Notes and Coupons be printed, Banca del Gottardo will then exchange the Permanent Global Note (deposited as above provided) as soon as possible against the definitive Notes and Coupons. The Company has irrevocably authorized Banca del Gottardo to provide for the printing of the definitive Notes and Coupons on its behalf.

               The Permanent Global Note may be exchanged, as a whole or in part, for appropriate definitive Notes, if printed, in bearer form in denominations of CHF 50'000.-- with the Coupons attached, not earlier than 1 year after the later of the date on which the Notes are first offered or the Payment Date. Such exchange shall be made upon certification that the beneficial owners of the Notes either (i) are not United States persons or U.S. persons or
               (ii) are financial institutions (as defined in United States Treasury Regulation Section 1.165-12(c)(1)(v)) located outside the United States that are not United States persons and that have purchased such Notes for purposes of resale during the Restricted Period and that certify that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States.

               For purposes hereof, (i) the term "Restricted Period" means the period beginning on the earlier of the first date that the Notes are offered or the date on which the Notes are issued (the "Payment Date") and ending on the date one (1) year after the later of the date upon which the Notes were first offered or the date of closing of this offering, (ii) the term "United States" means the United States of America (including the States and the District of Columbia), its possessions, its territories and other areas subject to its jurisdiction, (iii) the term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source and (iv) the term "U.S. person" has the meaning set forth in Sections 230.901 through .904 of Title 17 of the United States Code of Federal Regulations ("Regulation S").

               Until such time as and if and when the definitive Notes and Coupons have been issued, the expressions "Notes" and "Coupons" mean and include co-ownership under the Permanent Global Note and the expressions "holder of Note" and "holder of Coupon" shall mean and include any person entitled to co-ownership and any further benefit under the Permanent Global Note.

          (2)  Interest

               The Notes bear interest from the Payment Date at the rate of 4 % per annum, payable semi-annually in arrear on April 29 and October 29 of each year until maturity (the "Coupon Due Dates"), the first time on April 29, 2000. Such interest is payable in Swiss Francs. Each Note will cease to bear interest on the date on which they become due for redemption or repayment unless payment of principal and/or premium (if any) is improperly withheld or refused or default is otherwise made., in respect of such payment. In such event, interest will continue to accrue (as well after as before any judgment) up to but excluding the date on which payment in full of the principal of such Note is made or (if earlier) the date on which, payment in full of the principal thereof having been received by Banca del Gottardo, notice to that effect shall have been given to the holders of the Notes. Interest is computed on the basis of a 360-day year of twelve 30-day months.

          (3)  Repayment

               The Company undertakes to repay the principal amount of the Notes, unless previously redeemed, without any previous notice on October 29, 2003.

          (4)  Optional Redemption and Conversion

               The Company reserves the right to call all, but not part, of the outstanding Notes for redemption on March 1, 2000, or thereafter up to the close of business on October 22, 2003, at a price of 110% of the principal amount thereof, together with interest accrued to the date of such redemption provided that the average of the daily closing sales prices of a Share for a period of 30 consecutive trading days, the last day of which trading days is not more than 10 days prior to the day upon which the Company sends a notice to Banca del Gottardo of its intention to redeem the Notes under this sub-section (a), is at least 200% of the Conversion Price, being initially USD 3.75 per Share ( the "Conversion Price), in effect on such last day (taking into account any retroactive adjustment not then reflected in the Conversion Price, whereby such adjustment shall be calculated pursuant to the Conversion Provisions, available at Banca del
               Gottardo). The closing sales price for any day shall be the average of the closing prices on the New York Stock Exchange and if not listed thereon, the average of the closing bid and asked prices on the National Association of Securities Dealers Automated Quotation (NASDAQ). All outstanding Notes will become due 60 days after receipt of the aforesaid notice of early redemption by Banca del Gottardo.

               As long as the Shares are listed on a stock exchange or exchanges in the United States of America, reference in this sub-section
               (a) to the sales price for any day shall be deemed to refer to the closing price (regular way) of a Share as reported by the principal stock exchange on which the Shares are listed for such day, or the average of closing bid and asked prices on NASDAQ. If no such sales price is reported for one or more trading days, such day or days shall not be deemed as trading day or days and shall be disregarded in the calculation of the said 30 trading day period,

          (5)  Payments

               Payments with respect to the Notes and Coupons shall be made in Swiss Francs against presentation and surrender of such Notes or Coupons in the manner specified below. Such payments shall be made without cost to the Noteholders, without any limitations and under all circumstances notwithstanding any transfer restrictions, regardless of any bilateral or multilateral payment or clearing agreement in existence between the United States of America and the Swiss Confederation, irrespective of the nationality, residence or domicile of any of the Noteholders and without requiring any affidavit or the fulfillment of any formalities. The funds required for the payment of principal and interest shall be made available to Banca del Gottardo in Switzerland as Paying Agent by the Company prior to each Coupon Due Date. The receipt of the funds by Banca del Gottardo in Switzerland shall release the Company from its obligations in respect of the payments due on the respective dates for principal and interest.

               Banca del Gottardo will arrange for payment of such funds as and when due to the holders of Notes and Coupons. Notes and coupons may be presented for payment at the principal amount printed on the Notes and the amount of interest printed on the Coupons only at the offices in Switzerland of Banca del Gottardo. No payment on the Notes or Coupons will be made by transfer to an account in, or by mailing to an address in, the United States.

          (6)  Tax Status

               All payments of principal and interest on the Notes and Coupons by the Company shall be made without deduction for or on account of any present or future tax, assessment or other governmental charge ("Taxes") imposed upon such payment by the United States of America or any political subdivision or taxing authority thereof or therein (the "United States"). If the Company shall at any time be required by law to withhold any such Taxes, the Company will pay as additional amounts to Banca del Gottardo for the account of the holders of Notes and Coupons, such amounts as may be necessary so that every net payment on each Note or Coupon, after withholding for or on account of any such Taxes (including any backup withholding tax or similar charge that may be required in order for such payment to be made without any certification or disclosure of the nationality, residence or identity of the beneficial owner of such Note or Coupon) will not be less than the amount provided in such Note or Coupon to be then due or payable; provided, however, that the Company will not be required to pay such additional amounts for or on account of any such Taxes that are imposed (i) otherwise than by withholding from a payment on a Note or Coupon, (ii) upon a holder of a Note or Coupon who is subject to taxation by the United States for any reason other than such holder's ownership or receipt of payments in respect of such Note or Coupon, or (iii) on interest or principal received by a holder of a Note or Coupon which is (a) a "10-per cent. shareholder" of the Company within the meaning of section 871(h) (3) (B)(a) of the Code, (b) a bank or an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, (c) a controlled foreign corporation which is related to the Company under section 864(d)(4) of the Code, (d) other than a nonresident individual or a foreign corporation (as determined under United States tax principles) with respect to the United States, or (e) a holder whose Note or Coupon is presented for retirement or redemption, or payment is otherwise made, other than outside the United States as provided in United States Treasury Regulations. Any reference in this Note to the payment of principal or interest shall be deemed to include payment of the additional amounts payable pursuant to the provisions of this paragraph.

               If, as the result of any change in, enactment of, or amendment to any laws or regulations of the United States or any political subdivision or taxing authorities thereof affecting taxation, or any change in the official application of such laws or regulations, or any change in, execution of or amendment to any treaty or treaties affecting taxation to which the United States is a party, it is determined by the Company that it would be required at any time to pay additional amounts pursuant to the preceding paragraph, the Company is entitled to redeem the Notes, as a whole but not in part, on giving not more than 60 days' but not less than 30 days' prior notice to Banca del Gottardo, on or after April 29, 2000 at par.

               Notice of redemption shall be given by the Company in writing to Banca del Gottardo and such notice so given shall constitute good and sufficient notice and shall be binding upon all holders of the Notes, regardless of who they may be or where they may be located.

               Banca del Gottardo shall as soon as practicable notify the Noteholders of such redemption in accordance with Section 12 hereof.

               The Company has been advised by Banca del Gottardo that pursuant to the Swiss federal laws at present in force, interest ;payments on the Notes are not subject to Swiss withholding tax.

          (7)  Authorizations

               The Company has confirmed to Banca del Gottardo that no authorizations or approvals are required under the laws of the United States for performance of its obligations hereunder, except for the registration requirements provided for herein.

          (8)  Status of the Notes and Negative Pledge

               The Notes constitute unsecured direct obligations of the Company,
               ranking   equally  with  other   unsecured   and   unsubordinated
               indebtedness for borrowed money of the Company.

               So long as any Note remains outstanding the Company will not at any time pledge or otherwise subject to any lien any of its property or assets (other than (i) liens incurred in the ordinary course of business, as for example, installment payment purchases of equipment or other assets used in the Company's business and
               (ii) liens not incurred in the ordinary course of business not exceeding USD 250'000.-- in the aggregate), without thereby expressly securing the Notes equally and ratably with any and all other obligations and indebtedness secured by such pledge or other lien.

          (9)  Conversion

               Exhibit 1 to Annex E attached to the Agreement dated October 26, 1999 and entered into between the Company and. Banca del Gottardo, which is available for inspection at the Head Office in Lugano of Banca del Gottardo, as Conversion Agent for the Notes, contains full provisions relevant to conversion of the Notes into initially 8'800 Shares of Common Stock (being the equivalent of USD 33'000.-- divided by USD 3.75 ("Conversion Price"), the initial conversion price per Share, the "Conversion Amount") which are to be duly registered under the 1933 Securities Act. The following is a summary of such provisions:

               The holder of 1 Note or more will be entitled at any time on and after March 1, 2000 up to the close of business on October 22, 2003, subject to prior redemption, to convert the Notes, at the Conversion Amount thereof, into initially 8'800 freely transferable and non-restricted (such non-restriction being; subject to the effectiveness of a registration statement under the U.S. securities laws covering such common stock, if required,) shares of Common Stock of the Company, Price subject to adjustment as described below. No payment or adjustment will be made on conversion of any Note for interest accrued thereon or dividends on any Common Stock issued, except that accrued interest will be paid on the conversion of any Note which has been called for redemption prior to the conversion date. The Company is not required to issue fractional shares of Common Stock upon conversion of Notes and, in lieu thereof, will pay a cash adjustment based upon the market price of the Common Stock on the last trading day prior to the date of conversion. In the case of Notes called for redemption, conversion rights will expire at the close of business on the fifth business day prior to the redemption date. Notes may be presented for conversion only to an office of Banca del Gottardo outside the United States and Banca del Gottardo will deliver Common Stock or other consideration received upon conversion only to an account or address outside the United States.

               The Conversion Price is subject to adjustment in the following events occurring after October 29, 1999:

               - the issuance of stock of the Company as a dividend or distribution on the Common Stock;

               - subdivisions of outstanding shares of the Common Stock into a greater number of shares;

               - reclassification of the Common Stock into other shares of the Company's capital stock;

               - issuance to all holders of Common Stock of certain rights entitling them to subscribe for Common Stock at a price per share less than the current market price but not for shares issuable under the Company's stock option and stock purchase plans; and

               - the distribution to all holders of Common Stock of debt securities or assets of the Company or rights to purchase assets or debt securities of the Company (excluding cash dividends or distributions from retained earnings).

               No adjustment in the Conversion Price will be made unless such adjustment would require an increase or decrease of at least one Share in the Conversion Price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any, subsequent adjustment. No adjustment need be made for rights to purchase Common Stock pursuant to a Company dividend or interest reinvestment plan. If the Company consolidates or merges into or transfers or leases all or substantially all of its assets to any person, or is a party to a merger that reclassifies or changes its outstanding Common Stock, the Notes will become convertible into the kind and amount of securities, cash or other assets which the Holders would have owned immediately after the transaction if the holders had converted the Notes immediately before the effective date of the transaction.

          (10) Events of Default

               Subject to the provisions of Section 15, Banca del Gottardo as regards all Notes or Holders having 10% or more of the aggregate principal amount of all Notes outstanding shall have the right to declare by notice to the Company the Notes held by such Holder, plus accrued interest, to be due and payable if any of the following events of default shall occur:

               (a) default in the payment of principal, or, for a period of 15 days after due and payable, in the payment of interest on any Note; or

               (b) default in the performance or observance in any material respect of any covenant or agreement of the Company in the Notes if such default continues for a period of 30 days after notice thereof has been given by Banca del Gottardo to the Company; or

               (c) a default shall occur under any evidence of indebtedness for money borrowed by the Company or under any instrument under which there may be issued or by which there may be secured or guaranteed any indebtedness for money borrowed by the Company, which default involves the failure to pay when due (after any applicable grace period and subject to any extension or postponement of such maturity), or results in the acceleration of, indebtedness in an amount in excess of USD 500'000.-- without such indebtedness having been discharged or such default or acceleration having been waived, rescinded or annulled, within a period of 30 days after notice thereof shall have been given by Banca del Gottardo to the Company; or

               (d) the entry of a decree or order in respect of the Company in an involuntary case under any bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, trustee or other similar official of the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or corder unstayed and in effect for a period of 45 consecutive days; or

               (e) the Company shall commence a voluntary case under any bankruptcy, insolvency or other similar law, or consent to the appointment of or taking possession by a receiver, liquidator, trustee or other similar official, of the Company or for any substantial part of its property, or the making by it of a general assignment for the benefit of creditors, or if it shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

               (f) if the Company shall merge or consolidate, or sell or convey all or substantially all of its assets to, any other corporation, unless (i) the Company is the surviving corporation, or (ii) the surviving or transferee corporation expressly assumes all obligations of the Company under the Notes by supplemental agreement, confirmed by an opinion of U.S. counsel reasonably satisfactory to Banca del Gottardo and the Company, or (iii) the Company or the surviving or transferee corporation irrevocably deposits in trust with Banca del Gottardo, money or U.S. government obligations sufficient to pay principal and interest on the Notes to maturity.

               Upon the occurrence of an event of default, the Company shall promptly give notice thereof to Banca del Gottardo which shall publish such notice of default in accordance with Section 12 hereof. Banca del Gottardo shall in relation to any event of default have no other obligation than the publication of such event of default.

               The principal amount of all Notes declared to be due and payable plus accrued interest thereon shall become due and payable 15 days after notice to the Company by Banca del Gottardo or by each Holder of such event of default; provided, however, that such declaration shall be rescinded if, within 15 days of such notice, such event of default shall have been remedied by payment, in the case of a payment default, or in a manner reasonably satisfactory to Banca del Gottardo.

               In the event that a Resolution or Extraordinary Resolution is passed at a meeting of Holders held pursuant to Section 15, any actions taken pursuant to this Section 10 by a Holder shall be subject to any previously taken action pursuant to such Section 15.

          (11) Prescription

               In accordance with the Swiss statute of limitations as referred to in Art. 127 et seq. of the Code of Obligations the coupons will become barred five years and the Notes ten years after their respective due dates.

          (12) Notices and Publications

               All notices to the Holders shall be deemed to have been duly given if published in the Feuille Officielle Suisse du Commerce and in a daily newspaper in Lugano. All notices to the Company by any Holder shall be deemed to have been duly given if sent by fax or telex to the principal office of the Company.

          (13) Listing of the Notes

               No application will be trade for the admission and quotation of the Notes on any stock exchange.

          (14) Replacement of Notes or Coupons

               If any Note or Coupon, if printed, is defaced, mutilated, destroyed, stolen or lost, it may be renewed or replaced at the head office of Banca del Gottardo in Lugano, Switzerland on payment of such costs as may be incurred in connection therewith and on presentation of such evidence and indemnity as Banca del Gottardo may require. Defaced or mutilated Notes or Coupons must be surrendered before replacements may be issued.

          (15) Noteholders' Meeting

               (a) A meeting of the Holders (hereinafter called a "Meeting") may be convened by the Company or shall be convened by the Company if so requested by Notes representing not less than 25% of the aggregate principal amount of all Notes outstanding under the Terms of the Notes (i) after the event of default shall have occurred and be continuing to consider a waiver of an event of default or any modification or amendment of the provisions of the terms of the Notes, or
                    (ii) a substitution of Banca del Gottardo.

               (b) Notice of the Meeting specifying the place, day and hour of the Meeting shall be given at least 20 days prior to the proposed date thereof (exclusive of the day on which the notice is given and the day on which the Meeting is to be held) in accordance with Section 12 hereof. Such notice shall state generally the nature of the business to be transacted at the Meeting thereby convened but (except for an Extraordinary Resolution (as defined below)) it shall not be necessary to specify in such notice the terms of any resolution to be proposed.

               (c) The Meeting shall be held in Lugano and shall be chaired by a representative of the Company or if such representative of the Company shall not be present within 30 minutes after the time appointed for the holding of the Meeting, the Noteholders present shall choose one of their members to be chairman. The Meeting shall be conducted in the English language exclusively.

               (d) Resolutions shall only be passed if a quorum of two or more persons holding 25% or more of the aggregate principal amount of all Notes outstanding are present. The quorum at any Meeting for passing an Extraordinary Resolution shall be two or more persons holding two-thirds or more of the aggregate principal amount of all Notes outstanding. Resolutions. shall be passed if approved by the absolute majority of votes cast save that an Extraordinary Resolution shall be passed only if approved by three-fourths or more of votes cast. Any resolution passed at a Meeting duly convened and held in accordance with the terms of the Notes shall be binding upon all the Holders, whether present or not present at such Meeting and whether or not voting, and upon all the holders of coupons.

               (e) If within 30 minutes after the time appointed for any such Meeting a quorum is not present, the Meeting shall, if convened upon the request of Holders, be dissolved. In any other case, it shall stand adjourned for such period being not less than 14 days nor more than 28 days, and at such place as may be appointed by the Company. At such adjourned Meeting, two or more persons present holding 10% or more of the aggregate principal amount of all Notes outstanding shall form a quorum, provided that if the business of such adjourned Meeting includes consideration of a proposed Extraordinary Resolution, the quorum shall be two or more persons present holding one-third or more of the aggregate principal amount of all Notes for the time being outstanding.

               (f) If within 30 minutes after the time appointed for any such adjourned Meeting the respective quorum. is not present the Meeting shall stand further adjourned for such period being not less than 14 days nor more than 28 days, and at such place as may be appointed by the Company and at such further adjourned Meeting two or more persons present holding any Notes outstanding (whatever the principal amount of the Notes so held by them) shall form a quorum, provided that if the business of such further adjourned Meeting includes consideration of a proposed Extraordinary Resolution, the quorum shall be two or more persons present holding one-third or more of the aggregate principal amount of all Notes for the time being outstanding.

               (g) Notice of any adjourned Meeting or further adjourned Meeting shall be given in the same manner as notice of an original Meeting and such notice shall state, in the case of an adjourned Meeting, that two or more persons present holding 10% (or in the case of a Meeting the business of which includes consideration of a proposed Extraordinary Resolution, one-third) or more of the aggregate principal amount of all Notes for the time being outstanding will form a quorum, or, in the case of a further adjourned Meeting, that two or more persons present holding any Notes outstanding (or in the case of a Meeting the business of which includes the consideration of a proposed Extraordinary Resolution, two or more persons present holding one-third or more of the aggregate principal amount of all Notes for the time being outstanding), shall form a quorum.

               (h) The voting rights of the Holders shall be determined according to the principal amount of Notes held, each Note with a principal amount of CHF 50'000.-- giving the right to one vote. Holders of the coupons shall not have any voting rights. Notes held by or on behalf of the Company shall have no voting rights and shall be disregarded for the purpose of this Section 15, save that the Company shall be entitled to vote in respect of Notes held by it for the benefit of and at the direction of an independent third party. In the case of an equality of votes the chairman shall have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Holder.

               (i) Any director or officer of the Company and its lawyers and any other person authorized on its behalf by it may attend and speak at any Meeting.

               (j) The Meeting shall have the following powers exercisable by Extraordinary Resolution with the consent of the Company:

                    (i) extension of the date fixed for final maturity of the Notes;

                    (ii) reduction or cancellation  of the principal  payable on the Notes;

                    (iii)reduction  or   cancellation  of  the  rate  or  amount
                         payable, or extension of the date of payment, in respect of any coupons;

                    (iv) alteration   of  the  majority   required  to  pass  an
                         Extraordinary Resolution; and

                    (v)  waiver of any Event of Default.

               (k) Any reference in these Terms of the Notes to an "Extraordinary Resolution" shall be construed as references to resolutions of the Holders passed in accordance with the foregoing provisions of this Section 15 with respect to any of the matters stated in sub-section j) above.

          (16) Applicable Law and Jurisdiction

               The terms, conditions and form of the Notes and coupons (the English language version of which shall govern) shall be governed by and construed in accordance with Swiss law.

               Any action or proceedings against the Company relating to the Notes may be brought and enforced in the ordinary courts of the Canton of Ticino, venue being in the City of Lugano, or, if such courts fail to grant jurisdiction in the ordinary courts of the Canton of Basle-City, venue being in Basle, and the Company hereby irrevocably submits to the jurisdiction of such courts in respect of any such action or proceeding, with the right to appeal, as provided by law, to the Swiss Federal Court in Lausanne, the judgment of which shall be final. Solely for that purpose, the Company hereby elects legal and special domicile at the office of Banca del Gottardo, Viale Stefano Franscini 8, 6901 Lugano, Switzerland. Banca del Gottardo shall notify the Company promptly upon receipt of any notice by it in its capacity as the Company's agent for service of process. The Company covenants that so long as any Notes are outstanding it will maintain an agent for service of process in Switzerland. The aforementioned jurisdiction shall also be `valid for the cancellation and replacement of lost, stolen, defaced, mutilated or destroyed Notes and coupons. Payment effected to a holder of Notes who has been identified as the legitimate holder of a Note or coupon by a final judgment of a Swiss court shall release the Company from its payment obligations under such Note or coupon.

               Any Noteholder shall also have the right to bring any legal action or proceeding against the Company in respect of a Note or coupon and all covenants contained therein in any state or federal court in the Country of Franklin, Ohio, in the United States of America which may have jurisdiction.

                                                                         ANNEX B

                           (Form of Convertible Note)

No.
   -----------------------

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 1650) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS  NOTE  HAS NOT BEEN AND WILL NOT BE  REGISTERED  UNDER  THE  UNITED  STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE BENEFIT OF, ANY U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

                                  BIGMAR, INC.

                     (Incorporated in the State of Delaware)

                                  CHF 501000.--

                          4% Notes due October 29, 2003

         Convertible into freely transferable and non-restricted shares of Common Stock of the Company

BIGMAR, INC. (the "Company"), for value received, hereby certifies that it owes to the bearer, payable upon presentation and surrender hereof, the principal amount of 50'000.-- Swiss Francs (CHF fifty thousand) on October 29, 2003 or on such earlier date as such principal amount may become due in accordance with the Terms of the Notes appearing on the reverse hereof, and interest from October 29, 1999 on said principal amount at the rate of 4% (four percent) per annum, payable in cash, semi-annually in arrear on April 29 and October 29 of each year and at maturity, until payment of said principal amount has been made or duly provided for, but only, in the case of interest due on or before maturity, upon presentation and surrender of the interest coupons attached hereto as they shall severally become due, all in accordance with the Terms of the Notes.

This Note is one of a duly authorized issue of 4 % Notes due October 29, 2003 of the Company in the aggregate principal amount of 3'000'000.-- Swiss Francs (the "Notes") issued pursuant to a Note Purchase, Paying and Conversion Agency Agreement, dated as of October 26, 1999 (the "Agreement"), between the Company of the first part and Banca del Gottardo of the second part. The Notes are issued subject to and with the benefit of the Agreement.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal as of October 29, 1999.

Swiss Security no.:  1012321
ISIN:  CH001012321

                                            BIGMAR, INC.


                                            By:
                                                 -------------------------------

                                                                         ANNEX C

                                (Form of Coupon)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 1650) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS  NOTE  HAS NOT BEEN AND WILL NOT BE  REGISTERED  UNDER  THE  UNITED  STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE BENEFIT OF, ANY U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATIONS UNDER THE SECURITIES ACT) UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

                                                                  Coupon No. 1-8
BIGMAR, INC.
Johnstown, Ohio, U.S.A.

Swiss Francs 50'000.--

4% Notes due October 29, 2003

Note of Swiss Francs 50'000.-- (fifty thousand)

Semi-annual interest due on April 29 and October 29, 2000/2003 payable in cash on the terms set forth in the Terms of the Notes: Swiss Francs 1'000.--

                                            BIGMAR, INC.


                                            By:
                                                 -------------------------------

                                (Reverse Coupon)

This coupon is payable at the head office in Lugano of Banca del Gottardo.

                                                                         ANNEX D

(to be typed on security paper)

                              PERMANENT GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 1650) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS  NOTE  HAS NOT BEEN AND WILL NOT BE  REGISTERED  UNDER  THE  UNITED  STATES
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OF; DELIVERED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE BENEFIT OF, ANY U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) UNLESS THIS NOTE IS REGISTERED UNDER THE. SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

                                  BIGMAR, INC.

                                CHF 3'000'000.--

                          4% Notes due October 29, 2003

                             Convertible into shares
                         of Common Stock of the Company

This Permanent Global Note without interest coupons is a Permanent Global Note in respect of a duly authorized issue of 4% Notes due October 29, 2003 (the "Notes") of Bigmar, Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, in the principal amount of three million Swiss Francs and issued pursuant to a Note Purchase, Paying and Conversion Agency Agreement (the "Agreement") dated as of October 26, 1999 between the Company of the first part and Banca del Gottardo of the second part.

Subject to the provisions of the Agreement, Bigmar, Inc., for value received, hereby promises to pay to the holder of this Permanent Global Note, payable upon presentation and surrender hereof, the amount of Swiss Francs 3'000'000.-- (CHF three million) and interest thereon at 4% per annum, in accordance with the Terms of the Notes set forth in Annex A of the Agreement.

Each holder of Notes retains a co-ownership in this Permanent Global Note to the extent of his claims against the Company. The decision, if and when the definitive Notes with Coupons attached are to be printed, is at the sole discretion of Banca del Gottardo. An exchange of this Permanent Global Note prior to the complete redemption of the issue can only be effected against the definitive Notes with Coupons attached.

If definitive Notes are printed, this Permanent Global Note is exchangeable for the definitive Notes in accordance with Article IX of the Agreement. Unless and until so exchanged, Banca del Gottardo, on behalf of the holders of the Notes, as the bearer of this Permanent Global Note shall enjoy the benefit of and be subject to the Agreement (including the Terms of the Notes).

The Terms of the Notes set forth in Annex A of the Agreement are hereby incorporated by reference herein mutatis mutandis and, except as otherwise provided herein, shall be binding on the Company and the holder hereof: as if fully set forth herein. Except as otherwise provided herein, the Company shall make all' payments hereunder as and when provided in the Terms of the Notes and shall be bound by all its covenants set forth therein.

This Permanent Global Note shall be governed by and construed in accordance with the laws of Switzerland.

IN WITNESS WHEREOF, the Company has caused this Permanent Global Note to be duly executed under its corporate seal as of October 29, 1999.

Dated:  October 29, 1999

Swiss Security no.:  1012321
ISIN:  CH0010123211

                                           BIGMAR, INC.


                                           By:
                                                --------------------------------

This Permanent Global Note shall not become valid for any purpose until this Permanent Global Note has been authenticated by any two officers of Banca del Gottardo.


By:                                    By:
     ---------------------------            ------------------------------------
      Authorized Officer                    Authorized Officer

                                                                         ANNEX E

                           CONVERSION AGENCY AGREEMENT

This agreement is entered into effective as of October 29, 1999, between BIGMAR, INC., a Delaware corporation with principal offices at 9711 Sportsman Club Road, Johnstown, Ohio 43031, United States of America (the "Company") of the first part and BANCA DEL GOTTARDO, a Swiss corporation with principal offices at Viale Stefano Franscini 8, 6901 Lugano, Switzerland ("Banca del Gottardo") of the second part.

As authorized by its Board of :Directors on October 5 , 1999 and pursuant to a Note Purchase, Paying and Conversion Agency Agreement dated October 26, 1999 (the "Agreement"), the Company proposes to make an offer on the Swiss capital market for the sale of its convertible notes (the "Convertible Notes"). The Convertible Notes will be convertible into shares (the "Shares") of the Common Stock of the Company (the "Common Stock"), on the terms and conditions provided hereafter. The Board of Directors of the Company has approved this agreement as regards the conversion of the Notes and has authorized the conversion of the Convertible Notes into the Common Stock of the Company on the terms and conditions hereof.

Article 1 Conversion Agent

          1.1. The Company hereby appoints Banca del Gottardo, acting through its specified office in Switzerland, as sole Conversion Agent (the "Conversion Agent") for the conversion of Notes or coupons into Shares in accordance with the provisions for conversion set forth in Exhibit 1 hereto (the "Conversion Provisions") which constitutes an integral part of this agreement.

          1.2. So long as any Notes are outstanding, the Company shall maintain a stock transfer agent (the "Stock Transfer Agent") or shall itself perform the functions required of such agent under this agreement.

          1.3. The appointment of the Conversion Agent hereunder shall continue in effect until the conversion right in respect of the Convertible Notes shall have terminated. So long as Banca del Gottardo satisfactorily performs its obligations hereunder the Company shall not without the consent of Banca del Gottardo appoint any other Conversion Agent or pay any other bank any commission or remuneration for the conversion of the Convertible Notes or coupons.

Article 2 Commissions

          2.1. In consideration for the services rendered by the Conversion Agent in connection with the conversion of the Convertible Notes and coupons, the Company undertakes to pay upon demand to the Conversion Agent in Swiss Francs a commission of 0.25 per cent of the principal amount of each Note converted, however at least CHF 125.-- per conversion of a Convertible Note in a principal amount of CHF 50'000.-- together with reasonable out-of-pocket expenses (e.g., telex, cable, postage, telephone, legal and insurance expenses, if any) incurred by the Conversion Agent in connection with its services hereunder.

          2.2. Neither Banca del Gottardo nor the Noteholders shall have any obligation to pay to the Stock Transfer Agent any commission, fees, costs or charges in connection with the conversion of Convertible Notes or coupons and the making available of the respective Shares as provided hereafter.

Article 3 Indemnification

          The Company will indemnify and hold harmless the Conversion Agent against any losses, liabilities, costs, claims, actions or demands which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement other than those based upon or arising out of the negligence of willful misconduct on the part of the Conversion Agent or any of its employees.

Article 4 Conversion of Convertible Notes and Coupons

          Each Convertible Note, if printed, and all unmatured coupons attached thereto, submitted for conversion to the Conversion Agent (a "Converted Note") shall be imprinted or stamped by the Conversion Agent with a legend to the effect that such Convertible Note or coupon has been converted. All Converted Notes and coupons shall be held by Banca del Gottardo for the account of the Company. Banca del Gottardo shall maintain a record of Convertible Notes and coupons converted.

Article 5 Notices

          All notices required under this Agreement shall be deemed to have been duly given if sent by cable, telex or facsimile transmission (confirmed in writing, sent by registered airmail) to the following addresses:

                  If to the Company:

                  BIGMAR, INC.
                  9711 Sportsman Club Road
                  Johnstown, Ohio 43031, U.S.A.

                  Attn:  Chief Financial Officer
                  Facsimile:  001-614-966-5801

                  If to the Conversion Agent:

                  BANCA DEL GOTTARDO
                  Viale Stefano Franscini 8
                  6901 Lugano, Switzerland

                  Attention:  New Issue Department
                  Telex:  841 052
                  Facsimile:  0114191 808 18 43

          or to such other address as at the party receiving the notice shall have notified to the other party in writing. Such cable, telex or facsimile transmission notice shall be deemed to have been duly given at the time of dispatch. Any party receiving a notice by cable, telex or facsimile transmission will be protected by relying upon the cabled, telexed or transmitted notice even though such notice is not subsequently confirmed in writing.

Article 6 Governing Law

          6.1. This agreement shall be governed by and construed in accordance with Swiss law, except as to matters regarding conversion of the Notes into Common Stock of the Company, which shall be governed by and construed in accordance with the laws of Delaware. Any action or proceedings against the Company relating to this agreement or the Convertible Notes or coupons may be brought and enforced in the ordinary court. of the Canton of Ticino, venue being in the City of Lugano, and the Company hereby irrevocably submits to such courts in respect of any such action or proceeding with the right to appeal, as provided by law, to the Swiss Federal Court in Lausanne, the judgment of which shall be final. Solely for that purpose and for the purpose of execution in Switzerland, the Company hereby elects legal and special domicile at the office of Banca del Gottardo, Viale Stefano Franscini 8, (1901 Lugano, Switzerland. Banca del Gottardo shall notify the Company promptly upon receipt of any notice by it in its capacity as the Company's agent for service of process.

          6.2. The Conversion Agent shall also have the right to bring any legal action or proceeding hereunder against the Company in any state or federal court in Franklin County, Ohio.

Article 7 Counterparts

          This agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company and Banca del Gottardo have caused this agreement to be signed and acknowledged by their officers authorized to do so, as of October 26, 1999. BIGMAR, INC.


                                        By:
                                           -------------------------------------


                                        BANCA DEL GOTTARDO


                                        By:
                                           -------------------------------------

                                                            Exhibit 1 to ANNEX E

                              CONVERSION PROVISIONS

The following are the provisions for the conversion (the "Conversion Provisions") of the CHF 3'000'000.-- 4% Convertible Notes due October 29, 2003 of Bigmar, Inc., Johnstown, Ohio 43031, U.S.A., (the "Company") into shares of the common stock of the Company. Unless otherwise defined herein, the terms used herein have the meanings ascribed to them in the Note Purchase, Paying and Conversion Agency Agreement and the Conversion Agency Agreement (the "Agency Agreement") dated as of October 26, 1999, between the Company and Banca del Gottardo.
--------------------------------------------------------------------------------

Article 1 Conversion Right

          1.1. Subject to and upon compliance with these Conversion Provisions, the holder of any Note (a "Noteholder") will have the right at any time on and after March 1, 2000 up to the close of business of banks in Lugano on October 22, 2003, or, in case the Notes are called for redemption in accordance with Section 4 of the Terms of the Notes, then prior to the close of business of banks in Lugano on the earlier of October 22, 2003 and the fifth business day preceding the date fixed for redemption, but in no event thereafter, to convert USD 33'000.--(the Conversion Amount) of one Note or more Notes into initially 8'800 freely transferable and non-restricted (such non-restriction being subject to the effectiveness of _a registration statement under the U.S. securities laws covering such common stock) shares of common stock which are duly registered under the 1933 Securities Act, with par value USD 0.001 per share (such presently authorized capital stock and any other stock into which such presently authorized common stock may hereafter be changed, the "Common Stock"), of the Company, calculated as to each conversion to the greatest number of full Shares, disregarding fractions, at a price of initially USD 3.75 per share, such price being subject to adjustment in certain instances as provided in Article 2 hereafter (as so adjusted from time to time, the "Conversion Price"). Fractions of a share will not be issued on conversion; provided, however, that if a Noteholder at any one time delivers more than one Note for conversion, the number of Shares issued shall be calculated on the basis of the aggregate principal amount of the Notes so delivered. A cash adjustment shall be paid in respect of any fractional Share which would otherwise be issuable upon conversion of any Note in an amount in Swiss Francs based upon the market price of the Common Stock on the last trading day prior to the date of conversion. Cash adjustments for fractional shares will not be made for amounts less than five U.S. Dollar/seven Swiss Francs.

          1.2. In order to exercise the right of conversion,  a Noteholder shall
               (a) deliver the Note or Notes to be converted during normal business hours, accompanied by the conversion notice in the form obtainable from the Conversion Agent (the "Conversion Notice") to any Conversion Agent and (b) pay to the Conversion Agent any stamp or other taxes that may be payable in Switzerland on such conversion. Each Note, if printed, delivered for conversion must be delivered with all unmatured coupons attached and/or with an amount equal to the face value of any missing, unmatured coupons. Such missing, unmatured coupons shall be paid by Banca del Gottardo upon subsequent presentation thereof, provided they shall not have become barred pursuant to Section 11 of the Terms of the Notes.

          1.3. The Conversion Agent undertakes to:

               (a) make available to Noteholders the Conversion Notice in such form as may from time to time be agreed by die Company and the Conversion Agent;

               (b)  upon receipt of a Conversion Notice from a Noteholder:

                    (i) verify that (A) the Conversion Notice has been duly completed and signed by or on behalf of the Noteholder named therein, (B) the Conversion Notice is accompanied by all Notes, if printed, to which it relates and all unmatured coupons appertaining to such Notes and/or an amount equal to the face value of any missing unmatured coupons and (C) the amount of any stamp or other taxes payable by the Noteholder has been paid; and

                    (ii) endorse the Conversion Notice;

               (c) imprint or stamp all Notes, if printed, submitted to it for conversion, and all unmatured coupons attached thereto, in accordance with Article 4 of the Agency Agreement promptly upon satisfaction by the Noteholder of all conditions precedent to the conversion; and

               (d) dispatch within two business days after satisfaction by the Noteholder of all conditions precedent to the conversion to the relevant tax authorities, payment in respect of any stamp or other taxes payable on the conversion, in accordance with the laws of Switzerland.

          1.4. The Conversion Agent shall promptly, upon the later of the date of receipt of the Conversion Notice and the satisfaction of all other conditions precedent to the conversion stated above, endorse the Conversion Notice and notify the Company and the Stock Transfer Agent of the Company (at present American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005,

               U.S.A.), by facsimile, telex or cable of (a) the principal amount and serial numbers of the Notes deposited for conversion, (b) the number of Shares issuable upon conversion of such Notes and (c) the name and address of each person (the "Shareholder") to whom such Shares are to be issued. Such conversion shall become effective at the close of business on the date (the "Conversion Date") on which the Company shall have received at its principal executive offices, during normal business hours, from the Conversion Agent a telex or cable notification. If such facsimile, telex or cable notification is received after the close of business on such date, the Conversion Date will be the immediately following business day. At such Conversion Date the rights of the holder (other than the Company) of a Note shall cease and the Shareholder shall be deemed to have become the holder of such Shares.

          1.5. As soon as practicable on or after the Conversion Date, but in no event later than seven business days thereafter, the Company shall (a) cause the Shareholder to be registered as the owner of the Shares issued upon conversion of such Shareholder's Notes in the register of Shareholders of the Company, (b) make available, or cause the Stock Transfer Agent to issue, a certificate or certificates for such Shares registered in the name of the Shareholder (together with any other securities, properties or cash deliverable at the Conversion Date) and (c) at the request of the Shareholder, cause the Stock Transfer Agent to forward, at the risk and expense and for account of such Shareholder, such certificate or certificates (together with any other securities, properties or cash deliverable upon conversion) to such person or persons at the address specified in the Conversion Notice, together with such assignments and other documents, if any, as may be required by law to effect the transfer thereof with full benefits under the laws of the applicable jurisdiction of the United States of America.

          1.6. The Company covenants that:

               (a) so long as any Notes are outstanding, it shall keep available authorized shares of Common Stock sufficient to permit all Notes outstanding and unconverted to be converted in accordance with these Conversion Provisions;

               (b) all shares of Common Stock delivered upon conversion of Notes as provided herein will be validly issued, fully-paid and non-assessable;

               (c) it shall file, on or before March 1, 2000, if required, any registration under the United States securities laws that may be required before the Shares can be delivered upon conversion of the Notes and freely marketed in the United States.

          1.7. Shares issued upon conversion and registered in the name of the Shareholder shall be freely transferable and non-restricted and shall be entitled to receive all dividends paid on such Common Stock on or after the Conversion Date, except for dividends payable to Shareholders registered as such as of a record date occurring prior to the Conversion Date. No payments shall be made upon conversion for interest accrued since the Coupon Due Date next preceding the Conversion Date.

          1.8. Notes may be presented for conversion only to an office of the Conversion Agent outside the United States. The Company and the Conversion Agent will deliver Common Stock or other consideration received upon conversion only to an account or address outside the United States.

Article 2 THE CONVERSION PRICE shall be subject to adjustments in the following circumstances occurring after October 29, 1999:

          2.1. In case the Company shall hereafter (i) pay a dividend on its Common Stock in shares of its Common Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be determined by multiplying the Conversion Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such record date or effective date, and the denominator of which shall be the total number of outstanding Common Stock immediately following such record date or effective date. Such adjustments made pursuant to this Section 2.1 shall be made successively whenever any event listed above shall occur.

          2.2. In case the Company shall fix a record date for the issuance of rights, options to all (but not less than all) holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a price per share, if a security convertible into Common Stock) less than the Current Market Price per share of Common Stock (as defined in
               Section 2.4) on such record date, the Conversion Price to be in effect after such record date shall be determined by multiplying; the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial Conversion Price of the convertible securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible security so to be offered are initially, convertible). In case such subscription or exercise price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

          2.3. In case the Company shall fix a record date for the making of a distribution to all (but not less than all) holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company, dividends or distributions payable in shares of Common Stock as described in
               Section 2.1, or rights, options or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 2.2)), the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Current Market Price per share of Common Stock (as defined in Section 2.4) on such record date, less the fair market value per share (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with Banca del Gottardo) of -the portion of the assets or evidences of indebtedness so to be distributed, or of such rights, options, or convertible securities, applicable to one share of Common Stock, and of which the denominator shall be such Current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the., Conversion Price which would then be in effect if such record date had not been fixed. If any such rights, options, or convertible securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration per share of
               Common Stock payable to the Company upon the exercise or conversion thereof, the Conversion Price then in effect shall, forthwith upon any such increase becoming effective, be readjusted to reflect such increase.

          2.4. For the purpose of any computation under Sections 2.2 and 2.3, the "Current Market Price" means with respect to any Trading Day the last sale price (regular way) of the Common on such day as reported on the New York Stock Exchange Consolidated Tape (as published in the Wall Street Journal), or, if such Common Stock is not listed on the New York Stock Exchange, Inc. or reported on such Consolidated Tape, then the last sale price on such day on the principal domestic stock exchange on which such stock is then listed or admitted to trading, or, if no sale takes place on such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange, or, if such Common Stock is not then listed or admitted to trading on any domestic stock exchange but is quoted in the Smallcap System ("NASDAQ") of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), then the Current Market Price for each such Trading Day shall be the last sale price on such day as quoted by NASDAQ, or, if no sale takes place on such day or if such Common Stock is neither listed or admitted to trading on any domestic stock exchange nor quoted on such National Market System, then the Current Market Price for each such Trading Day shall be the average of the reported closing bid and asked price quotations on such day in the over-the-counter market, as reported by NASDAQ, or, if not so reported, as furnished by the National Quotation Bureau, Inc., or, if such firm at the time is not engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business as selected by the Company, or if there is no such firm, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company with the written approval of the Holders of the Notes convertible for a majority of the shares of Common Stock issuable under then outstanding Notes. If at any time such Common Stock is not listed on any domestic exchange or quoted in the domestic over-the-counter market, the Current Market Price shall be deemed to be an amount mutually agreed upon in writing between the Company and the Holder of this Note within fifteen days immediately following the date on which the Current Market Price is to be determined. If no agreement as to Current :Market Price is determined as stated herein, (i) the Holder of this Note shall select an independent appraiser who shall determine the fair market value per share of the Common Stock which shall be the Current Market Price, provided the Company shall agree to such Current Market Price. If the Company shall not agree to the Current Market Price as determined in the preceding sentence then (ii) the Company and Banca del Gottardo shall each select an independent appraiser who shall, independently of the other appraiser, determine the fair market value of the Common Stock of the Company. If the value determined by the appraiser whose determination is the higher of the two appraisals does not exceed by more than ten percent (10%) the average of the values determined by each appraiser, then the Current Market Price shall be the average of the values determined by the two appraisers. If the value determined by the appraiser whose determination is the higher of the two appraisals does exceed by more than ten percent (10%) the average of the value determined by each appraiser, then the two appraisers shall select a third independent appraiser who shall, independently of the other appraisals, determine the fair market value of the Common Stock. The value determined by the appraiser whose determination is the most discrepant from the average of the three appraisals shall be discarded, and the Current Market Price shall equal the average of the remaining two appraisals; except that in the event that the highest and lowest appraisals are equally discrepant from the average of the three appraisals, the Current Market Price shall be such average. The Company shall bear the expenses of all appraisals.

               For the purpose of this Section 2.4, "trading day" shall mean a day on which the securities exchange or on NASDAQ specified for purposes of this Section 2.4 shall be open for business or, if the shares of Common Stock shall not be listed on such exchange for such period, a day with respect to which quotations of the character referred to in the next preceding sentence shall be reported.

          2.5. In computing an adjustment in the Conversion Price pursuant to Sections 2.1 to 2.3 above, shares of Common Stock not outstanding at the time of such computation shall be deemed outstanding to the extent that the Conversion Price has been previously adjusted to reflect the issuance of such shares of Common Stock or rights, options to subscribe for or purchase such shares of Common Stock.

          2.6. Except as stated in Sections 2.1, 2.2 and 2.3 above, the Conversion Price (except at the Company's option) shall not be adjusted for the issuance of shares of Common Stock of the Company whether or not at less than the Current Market Price or the current Conversion Price, whether for cash or property.

          2.7. No adjustment shall be made to the Conversion Price unless such adjustment would result in any increase or decrease of at least USD 0.05 in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 2.7 are not required to be made will by carried forward and taken into account in any subsequent adjustment.

          2.8. All calculations under these Conversion Provisions shall be made to the nearest one U.S. cent, with 0.5 U.S. cent or more to be considered a full U.S. cent, or to the nearest one-hundredth of a share, as the case may be.

          2.9. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly send to Banca del Gottardo a certificate of the Company setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the date on which it becomes effective. The contents of any certificate required by this
               Section 2.9 may be transmitted by telex or cable, but shall be confirmed in writing as hereinbefore provided. Banca del Gottardo may rely upon such certificate (or such transmission by cable or telex, whether or not so confirmed) as conclusive evidence of the correctness of the adjustment referred to therein.

          2.10.Notwithstanding the foregoing, no adjustment shall be made to the extent that it would reduce the Conversion Price to less than the par value of the shares of Common Stock (USD .01 at the date hereof).

          2.11.Anything in this Article 2 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such reductions in the Conversion Price in addition to those required by this Article as it, in its discretion, shall determine to be advisable.

          2.12.In any case in which this Article shall require that an adjustment be made retroactively immediately following a record date, the Company shall as promptly as practicable issue to the holder of any Note converted after such record date the shares of Common Stock and other common stock of the Company issuable on such conversion in excess of the shares of Common Stock and other common stock of the Company issuable on such conversion on the basis of the Conversion Price prior to such adjustment.

Article 3

          3.1. In the event that:

               (a) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options to subscribe for or purchase any shares of Common Stock or any securities convertible into shares of Common Stock, or of any other subscription rights;

               (b) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock);

               (c) there shall be any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or there shall be the conveyance or transfer of all or substantially all of the properties and assets of the Company, or there shall be any reorganization or reclassification or change of outstanding Common Stock issuable upon the exercise of conversion rights hereunder (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

               (d)  there  shall  be  voluntary  or   involuntary   dissolution,
                    liquidation or winding-up of the Company; or

               (e) the Company proposes to take any action (other than the actions of the type described in Section 2.1) which would require an adjustment of the Conversion Price pursuant to
                    Article 2;

                    then the Company shall, at least 10 days prior to the applicable record date, provide written notice of such event to Banca del Gottardo stating (x) the record date in the United States of America as of which the! holders of record of shares of Common Stock to be entitled to receive any such rights, warrants, or distributions are to be determined, or
                    (y) the date in the United States of America on which such reorganization, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of the shares of Common Stock shall be entitled to vote upon, and, if approved, to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

          3.2. If the event  described in the notice  given  pursuant to Section
               3.1. will result in an adjustment of the Conversion Price pursuant to Article 2, such notice shall also state the new Conversion Price unless the Conversion Price cannot be calculated at the time such notice is given.

          3.3. The  failure  to give or  publish  the  notice  required  by this
               Article 3 or any defect therein shall not affect the legality or validity of the proceedings referred to in Section 3.1.

Article 4

               So long as any of the Convertible Notes remain convertible, the Company shall not take any action which would result in an adjustment of the Conversion Price pursuant to Article 2 if, after giving effect thereto, the Conversion Price would be decreased to such an extent that the Shares could not be legally issued, under applicable law of the jurisdiction of incorporation of the Company then in effect, at such decreased Conversion Price as fully-paid and non-assessable Shares.

Article 5

               The Conversion Agent shall not at any time be responsible to any Noteholder for determining whether any facts exist (a) which may require any adjustment of the Conversion Price, (b) with respect to the nature or extent of any such adjustment when made, (c)
               with respect to the method employed, or herein or in any supplemental agreement (if any) provided to be employed in making any such adjustment. The Conversion Agent makes no representation as to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash, which may at any time be issued or delivered upon the conversion of any Convertible Note. The Conversion Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion or to comply with any of the covenants of the Company contained in these Conversion Provisions.

Article 6

          6.1. In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all of the assets of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute with Banca del Gottardo a supple-mental agreement which shall (a) provide that the holder of each Convertible Note then outstanding shall have the right to receive thereafter, during the period such Convertible Note shall be convertible as specified in Article 2, upon conversion of such Convertible Note, in lieu of each share of Common Stock deliverable on such conversion immediately prior to such event, only the kind and amount of shares and/or other securities and/or property and/or cash which are receivable, or which, but for the failure to distribute to holders of Common Stock all or substantially all of the consideration receivable on such sale or transfer of assets, would be receivable upon such consolidation, merger, sale or transfer by a holder of one share of Common Stock of the Company and (b) set forth the Conversion Price for the shares and/or other securities and/or property and/or cash so issuable, which shall be an amount equal to the Conversion Price per share of Common Stock of the Company immediately prior to such event.

          6.2. In case of any reclassification or change of the shares of Common Stock issuable upon conversion of the Notes (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination) or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which the holders of the shares of Common Stock thereafter receive shares, other securities, property, cash or any combination thereof for such shares of Common Stock (including for this purpose shares reflecting a change in par value or from par value to no par value or as a result of a subdivision or combination of the shares of Common Stock), the Company shall execute with Banca del Gottardo a supplemental agreement which shall (a) provide that the holder of each Convertible Note then outstanding shall receive, upon conversion thereof, in lieu of each share of Common Stock of the Company deliverable upon such conversion immediately prior to such event, the kind and amount of shares and/or other securities and/or property and/or cash receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock, and (b) set forth the Conversion Price for the shares and/or other securities and/or property and/or cash so issuable, which shall be an amount equal to the Conversion Price per share of Common Stock immediately prior to such event.

          6.3. If, as a result of Section 6.1 or Section 6.2, the holder of any Convertible Note thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of common stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the Conversion Price between or among shares of such classes of capital stock. Any supplemental agreement executed pursuant to Sections 6.1 and 6.2 shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for herein, and, where appropriate, state the Conversion Price in terms of one full share of Common Stock or one full share of common stock of any successor or purchasing corporation. The terms of this Article 6 also shall apply to successive consolidations, merger, sales or transfers. In the event that at any time as a result of an adjustment made pursuant to this
               Article 6 the holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares or securities other than shares of Common Stock, thereafter the prices or price of such other shares or other securities so receivable on conversion of any Convertible Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Article 2, and the provisions of Article e2 with respect to the Common Stock shall apply on like terms to any such other shares.

          6.4. The Conversion Agent shall have no responsibility for any consolidation, merger, sale or transfer, the form or substance or any plan relating thereto or the consequences thereof to any Noteholder.

               The Conversion Agent shall have no responsibility to determine the correctness of any provision contained in any supplemental agreement relating either to the kind or amount of shares of stock or securities or property receivable by Noteholders upon the conversion of their Convertible Notes after any such consolidation, merger, sale or transfer, or to any adjustment trade with respect thereto. The Conversion Agent may, at its option, receive an opinion of counsel for the Company as conclusive evidence that any such supplemental agreement complies with the provisions of this Article.

Article 7 Conversion Agent:

BANCA DEL GOTTARDO
Viale Stefano Franscini 8, 6901 Lugano

                                                                         ANNEX F

Dated:     October 26, 1999

To:        Banca del Gottardo
           Viale Stefano Franscini 8
           6901 Lugano, Switzerland

Re:        Bigmar, Inc. (the "Company")
           CHF 3'000'000.-- 4% Convertible Notes of 1999
           Due October 29, 2003 (the "Notes")
--------------------------------------------------------------------------------



                   "Certificate of No Material Adverse Change"

Pursuant to the Note Purchase, Paying and Conversion Agency Agreement dated October 26, 1999 (the "Agreement") between the Company and Banca del Gottardo covering the issue of the Notes by the Company.

I, John G. Tramontana, being President of the Company HEREBY CERTIFY on behalf of the Company that except as set forth in the Information Memorandum as to the date hereof:

a) there has been no material adverse change in the financial condition of the Company and its consolidated affiliates taken as a whole since June 30, 1999, and

b) no event has occurred rendering untrue or incorrect any of the warranties set forth in Article V of the Agreement to a material extent, and

c) no event has occurred which constitutes or which with the giving of notice or lapse of time would constitute one of the events referred to in Section 10 of the Terms of the Notes.

                                             Yours truly,
                                             Bigmar, Inc.



                                             -----------------------------------
                                             John G. Tramontana
                                             President

                                                                         ANNEX G

(Specimen Signature Form)


                                  BIGMAR, INC.
                             Johnstown, Ohio, U.S.A.


                Swiss Francs 3'000'000.-- 4 per cent Swiss Francs
                                Convertible Notes
                              Due October 29, 2003


The specimen signature of Mr. John G. Tramontana, the President to be used for the printing of the above-captioned Notes and coupons is as follows:



                                          --------------------------------------


                                          --------------------------------------


                                          --------------------------------------






October 26, 1999

                                                                         ANNEX H

                    CERTIFICATE OF COMPLETION OF DISTRIBUTION

The undersigned, being the duly authorized officers of Banca del Gottardo, a corporation duly organized with limited liability and existing under the laws of Switzerland ("Gottardo"), does hereby certify for and on behalf of Gottardo that the offering of those certain 4% Convertible Notes due October 29, 2003 of Bigmar, Inc., a Delaware corporation ("Bigmar") as described in that certain Note Purchase, Paying and Conversion Agency Agreement, effective October 29, 1999 (the "Note Purchase Agreement"), between the Gottardo and Bigmar, has closed and the 1 year restricted period described in the Note Purchase Agreement has commenced.

IN WITNESS WHEREOF, the undersigned have executed this document as of the date set forth below.

October 26, 1999

                                     BANCA DEL GOTTARDO


                                     By:
                                        ----------------------------------------

                                     Its:
                                        ----------------------------------------

                                                                         ANNEX I

                         CERTIFICATE OF NONAVAILABILITY
                            TO UNITED STATES PERSONS
                       OR PERSONS WITHIN THE UNITED STATES

The undersigned, being the duly authorized officers of Banca del Gottardo, a corporation duly organized with limited liability under the laws of Switzerland ("Gottardo"), does hereby certify for and on behalf of Gottardo that it is a "financial institution" within the meaning of United States Treasury Regulations
Section 1.165-12(c)(1)(v) and that it is not acquiring Bigmar Inc.'s CHF 3'000'000.-- 4% Notes due October 29, 2003, which is evidenced by a Permanent Global Note for purposes of resale directly or indirectly to a "United States person" or to a person within the "United States" as such terms are defined in the Note Purchase, Paying and Conversion Agency Agreement between Gottardo and Bigmar, Inc. dated October 26, 1999.

IN WITNESS WHEREOF, the undersigned have executed this document as of the date set forth below.

October 26, 1999

                                            BANCA DEL GOTTARDO


                                            By:
                                               ---------------------------------

                                            Its:
                                               ---------------------------------

                                                                         ANNEX K

                 CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP
                             AND FILING REQUIREMENTS

                                  BIGMAR, INC.
                    4% CONVERTIBLE NOTES DUE OCTOBER 29, 2003

The undersigned certifies that, as to the portion of the Permanent Global Note being purchased by the undersigned, the beneficial owners of the Notes (a) are not either United States persons or U.S. persons or (b) are financial institutions (within the meaning of United States Treasury Regulation Section 1.165-12(c)(1)(v) located outside the United States that are not United States persons and that they are purchasing such Notes for purposes of resale during the Restricted Period. Financial Institutions that are purchasing the Notes for purposes of resale during the Restricted Period also hereby certify that they are not acquiring the Notes for purposes of resale directly or indirectly to a United States person or U.S. person or to a person within the United States. The undersigned certifies further that it is (i) the beneficial owner of the portion of the Permanent Global Note being purchased or (ii) a financial institution (within the meaning of United States Treasury Regulation Section 1.165-12(c)(1)(v) through which the beneficial owner directly or indirectly will hold the portion of the Permanent Global Note being purchased.

For purposes of this certification, (i) the term "Restricted Period" means the period beginning on the earlier of the first date that the Notes are offered or the date on which the Notes are issued (the "Payment Date") and ending one (1) year after the later of the date upon which the Notes were first offered or the date of closing of the offering, (ii) the term "United States" means the United States of America (including the States and the District of Columbia, its possessions, its territories and other areas subject to its jurisdiction, (iii) the term "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source, and (iv) the term "U.S. person" has the meaning set forth in Sections 230.901 through .904 of Title 17 of the United States Code of Federal Regulations ("Regulation S").


                                    Beneficial Owner or Financial Institution

                                    Name:
                                         ---------------------------------------

                                    Address:
                                            ------------------------------------

                                                                         ANNEX L

                 CERTIFICATION OF NON-U.S. BENEFICIAL OWNERSHIP
                             AND FILING REQUIREMENTS

                                  BIGMAR, INC.
                    4% CONVERTIBLE NOTES DUE OCTOBER 29, 2003

The  undersigned  certifies that as to the portion of the Permanent  Global Note
(i) hereby presented for exchange into definitive Notes, or (ii) hereby presented for conversion into Common Stock the beneficial owners of the Notes
(a) are not either United States persons or U.S. persons or (b) are financial institutions (within the meaning of United States Treasury Regulation Section 1.165-12(c)(1)(v) located outside the United States that are not United States persons and that have purchased such Notes for purposes of resale during the Restricted Period. Financial Institutions that have purchased the Notes for purposes of resale during the Restricted Period also hereby certify that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or U.S. person or to a person within the United States. The undersigned certifies further that it is (i) the beneficial owner of the portion of the Permanent Global Note tendered for exchange or (ii) a financial institution (within the meaning of United States Treasury Regulation Section 1.165-12(c)(1)(v)) through which the beneficial owner directly or indirectly holds the portion of the Permanent Global Note tendered.

For purposes of this certification, (i) the term "Restricted Period" means the period beginning on the earlier of the first date that the. Notes are offered or the date on which the Notes are issued -(the "Payment Date") and ending one (1) year after the later of the date upon which the Notes were first offered or the date of closing of the offering, (ii) the term "United States" means the United States of America (including the States and the District of Columbia), its possessions, its territories and other areas subject to its jurisdiction, (iii) the term "United States person" means a citizen or resident of the United States, a. corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source and (iv) the term "U.S. person" has the meaning set forth in Sections 230.901 through .904 of Title 17 of the United States Code of Federal Regulations ("Regulation S").

The undersigned hereby confirms that, upon conversion of the Notes into Common Stock, the undersigned will not hold beneficially five percent (5%) or more of the then outstanding shares of common stock, or in the alternative, hereby undertakes to make, on a timely basis, all filings required to be made under the United States Securities Exchange Act of 1934, as amended, with respect to holdings of Common Stock by the undersigned.


                                      ------------------------------------------
                                      Beneficial Owner or Financial Institution

                                      Name:
                                           -------------------------------------

                                      Address:
                                              ----------------------------------